                                 EXHIBIT 99.1


          ************************************************************




                                   RPM, INC.



                                CREDIT AGREEMENT


                           Dated as of June 23, 1994



                                  $300,000,000



                               NATIONAL CITY BANK

                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO



                                  as Co-Agents



                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                            as Administrative Agent




          ************************************************************

                               TABLE OF CONTENTS





                                                           Page
                                                           ----

RECITALS    . . . . . . . . . . . . . . . . . . . . . .      1


Section 1 Definitions and Accounting Matters  . . . . .      1


     1.01  Certain Defined Terms  . . . . . . . . . . .      1

     1.02  Accounting Terms and Determinations  . . . .     13

     1.03  Types of Loans . . . . . . . . . . . . . . .     13


Section 2  Commitments  . . . . . . . . . . . . . . . .     13


     2.01  Loans  . . . . . . . . . . . . . . . . . . .     13

     2.02  Reductions of Commitments  . . . . . . . . .     14

     2.03  Fees . . . . . . . . . . . . . . . . . . . .     14

     2.04 Lending Offices . . . . . . . . . . . . . . .     15

     2.05  Several Obligations  . . . . . . . . . . . .     15

     2.06  Notes  . . . . . . . . . . . . . . . . . . .     15

     2.07  Use of Proceeds  . . . . . . . . . . . . . .     15


Section 3  Borrowings, Conversions and Prepayments  . .     16


     3.01  Borrowings . . . . . . . . . . . . . . . . .     16

     3.02  Prepayments and Conversions  . . . . . . . .     16


Section 4  Payments of Principal and Interest . . . . .     16


     4.01  Repayment of Loans . . . . . . . . . . . . .     16

     4.02  Interest . . . . . . . . . . . . . . . . . .     16


Section 5 Payments; Pro Rata Treatment;

           Computations; Etc. . . . . . . . . . . . . .     18


     5.01  Payments . . . . . . . . . . . . . . . . . .     18

     5.02  Pro Rata Treatment . . . . . . . . . . . . .     19

     5.03  Computations . . . . . . . . . . . . . . . .     19

     5.04  Minimum and Maximum Amounts; Types . . . . .     19

     5.05  Certain Notices  . . . . . . . . . . . . . .     20

     5.06 Non-Receipt of Funds by the

             Administrative Agent . . . . . . . . . . .     21

     5.07  Sharing of Payments, Etc.  . . . . . . . . .     21

     5.08  Taxes  . . . . . . . . . . . . . . . . . . .     22





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
                                                           Page
                                                           ----
Section 6 Yield Protection and Illegality  . . . . . .      24


     6.01  Additional Costs . . . . . . . . . . . . . .     24

     6.02  Limitation on Types of Loans . . . . . . . .     26

     6.03  Illegality . . . . . . . . . . . . . . . . .     27

     6.04  Substitute Base Rate Loans . . . . . . . . .     27

     6.05  Compensation . . . . . . . . . . . . . . . .     27

     6.06  Capital Adequacy . . . . . . . . . . . . . .     28

     6.07  Substitution of Lender. . . . . . . . . . . .    28


Section 7 Conditions Precedent . . . . . . . . . . . .      29


     7.01  Initial Loans  . . . . . . . . . . . . . . .     29

     7.02  Initial and Subsequent Loans . . . . . . . .     30


Section 8 Representations and Warranties . . . . . . .      31


     8.01  Corporate Existence  . . . . . . . . . . . .     31

     8.02  Information  . . . . . . . . . . . . . . . .     31

     8.03  Litigation . . . . . . . . . . . . . . . . .     32

     8.04  No Breach  . . . . . . . . . . . . . . . . .     33

     8.05  Corporate Action . . . . . . . . . . . . . .     33

     8.06  Approvals  . . . . . . . . . . . . . . . . .     33

     8.07  Regulations U and X  . . . . . . . . . . . .     34

     8.08  ERISA  . . . . . . . . . . . . . . . . . . .     34

     8.09  Taxes  . . . . . . . . . . . . . . . . . . .     34

     8.10  Subsidiaries . . . . . . . . . . . . . . . .     34

     8.11  Investment Company Act . . . . . . . . . . .     35

     8.12  Public Utility Holding Company Act . . . . .     35

     8.13  Ownership and Use of Properties  . . . . . .     35

     8.14 Environmental Matters  . . . . . . . . . . .      35


Section 9 Covenants  . . . . . . . . . . . . . . . . .      36


     9.01  Information  . . . . . . . . . . . . . . . .     36

     9.02  Taxes and Claims . . . . . . . . . . . . . .     38

     9.03  Insurance  . . . . . . . . . . . . . . . . .     38

     9.04 Maintenance of Existence; Conduct

             of Business . . . . . . . . . . . . . . . .    38

     9.05  Maintenance of and Access to Properties  . .     39

     9.06  Compliance with Applicable Laws  . . . . . .     39

     9.07  Litigation . . . . . . . . . . . . . . . . .     39

     9.08  Leverage Ratio   . . . . . . . . . . . . . .     39

     9.09  Interest Coverage Ratio  . . . . . . . . . .     39

     9.10  Mergers, Asset Dispositions, Etc.  . . . . .     40

     9.11  Liens  . . . . . . . . . . . . . . . . . . .     40

     9.12  Investments  . . . . . . . . . . . . . . . .     41

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                                                            Page
                                                            ----

     9.13  Transactions with Affiliates . . . . . . . .      41

     9.14  Lines of Business  . . . . . . . . . . . . .      42

     9.15  Environmental Matters  . . . . . . . . . . .      42

     9.16  Lease Payments . . . . . . . . . . . . . . .      42


Section 10 Defaults   . . . . . . . . . . . . . . . . .      43


     10.01  Events of Default  . . . . . . . . . . . . .     43


Section 11 The Administrative Agent . . . . . . . . . .      46


     11.01  Appointment, Powers and Immunities . . . . .     46

     11.02  Reliance by Administrative Agent . . . . . .     46

     11.03  Defaults . . . . . . . . . . . . . . . . . .     47

     11.04  Rights as a Lender . . . . . . . . . . . . .     47

     11.05  Indemnification  . . . . . . . . . . . . . .     48

     11.06  Non-Reliance on Administrative Agent

             and Other Lenders  . . . . . . . . . . . .      48

     11.07  Failure to Act . . . . . . . . . . . . . . .     49

     11.08 Resignation or Removal of

             Administrative Agent . . . . . . . . . . .      49

     11.09  Co-Agents  . . . . . . . . . . . . . . . . .     49


Section 12 Miscellaneous  . . . . . . . . . . . . . . .      50


     12.01  Waiver . . . . . . . . . . . . . . . . . . .     50

     12.02  Notices  . . . . . . . . . . . . . . . . . .     50

     12.03  Expenses, Etc. . . . . . . . . . . . . . . .     50

     12.04  Indemnification  . . . . . . . . . . . . . .     50

     12.05  Amendments, Etc. . . . . . . . . . . . . . .     51

     12.06  Successors and Assigns . . . . . . . . . . .     51

     12.07  Confidentiality  . . . . . . . . . . . . . .     53

     12.08  Survival . . . . . . . . . . . . . . . . . .     53

     12.09  Captions . . . . . . . . . . . . . . . . . .     53

     12.10  Counterparts; Integration  . . . . . . . . .     53

     12.11 GOVERNING LAW; SUBMISSION TO

             JURISDICTION; WAIVER OF JURY TRIAL . . . .      54

                                   Schedules
                                   ---------

PRICING SCHEDULE
SCHEDULE I  -  Subsidiaries and Joint Ventures


                                    Exhibits
                                    --------

EXHIBIT A   - Form of Note
EXHIBIT B-1 - Form of Opinion of Counsel to
                the Company
EXHIBIT B-2 - Form of Opinion of General Counsel
                of the Company
EXHIBIT C   - Form of Opinion of Special Counsel to
                the Administrative Agent
EXHIBIT D   - Form of Extension Agreement

                                CREDIT AGREEMENT



           AGREEMENT dated as of June 23, 1994 among: RPM, INC., a corporation duly organized and validly existing under the laws of the State of Ohio (together with its successors, the "COMPANY"); each of the lenders which is or which may from time to time become a signatory hereto (individually, together with its successors, a "LENDER" and, collectively, together with their respective successors, the "LENDERS"; NATIONAL CITY BANK and THE FIRST NATIONAL BANK
OF CHICAGO, as co-agents for the Lenders (in such capacity, the "CO-AGENTS"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

           The parties hereto agree as follows:


           Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

           1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

           "ACCEPTABLE INSURER" means an insurance company
(i) having an A.M. Best rating of "A" or better and being in a financial size category of X or larger (as such category is defined as of the date hereof) or (ii) otherwise acceptable to the Majority Lenders.

           "ACQUIRED BUSINESS" shall mean substantially all of the stock of Rust-Oleum Corporation.

           "ACQUISITION" shall mean the acquisition by the Company of the Acquired Business and all other transactions contemplated by the Acquisition Documents to be consummated on or before the Closing Date.

           "ACQUISITION DOCUMENTS" shall mean the Agreement and Plan of Merger dated May 3, 1994 between the Company and certain Shareholders of Rust-Oleum Corporation, including the exhibits and schedules thereto, and all material agreements, documents and instruments executed and delivered by or addressed to or specifically required by the Company pursuant to or in connection with any of the foregoing.

           "ADJUSTED CD RATE", for any CD Loans, shall mean for the Interest Period for such Loans a rate per annum determined by the Administrative Agent pursuant to the following formula:


                    [ CDBR       ]
          ACDR   =  --------------  + AR
                    [ 1.00 - DRP ]

          ACDR   =  Adjusted CD Rate
          CDBR   =  CD Base Rate for the Interest
                    Period for such Loans (rounded
                    upward, if necessary, to the
                    next higher 1/100 of 1%)
          DRP    =  Domestic Reserve Percentage
          AR     =  Assessment Rate

          "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns directly or indirectly more than 5% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 5% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the Lending Office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and/or issued and maintained.

          "APPLICABLE MARGIN" shall mean, with respect to any Loan, the rate per annum (calculated as a function of the Type of such Loan) determined in accordance with the Pricing Schedule.

          "ASSESSMENT RATE" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A"
(or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          "BANKRUPTCY CODE" shall mean the United States
Bankruptcy Code, as now or hereafter in effect, or any successor statute.

          "BASE RATE" shall mean, with respect to any Base
Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Federal Funds Rate plus 1/2 of 1% or (ii) the Prime Rate.

          "BASE RATE LOANS" shall mean Loans which bear interest at a rate based upon the Base Rate.

          "BASIC DOCUMENTS" shall mean this Agreement, the Notes and the Acquisition Documents.

          "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in New York City and, where such term is used in the definition of "Quarterly Date" in this Section 1.01 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "CD BASE RATE" shall mean, with respect to any CD
Loans, the arithmetic mean, as calculated by the Administrative Agent, of the respective rates per annum
(rounded upwards, if necessary, to the nearest 1/20 of 1%) of the Reference Lenders, in each such case determined by the Reference Lender to be the average of the bid rates quoted to it at its principal office at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable) on the first day of the Interest Period for such Loan by New York certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value of certificates of deposit of such Reference Lender with a term, and in an amount, comparable to such Interest Period and the principal amount of the CD Loan which shall be made by such Reference Lender and outstanding during such Interest Period; provided that, if such quotations from such dealers are not available to such Reference Lender, such Lender shall notify the Administrative Agent of a reasonably equivalent rate determined by it on the basis of another source or sources selected by it.

          "CD LOANS" shall mean Loans, the interest on which is determined on the basis of rates referred to in the definition of "CD Base Rate" in Section 1.01.

          "CERCLA" shall mean the Comprehensive
Environmental Response, Compensation and Liability Act of
1980, as amended from time to time, and regulations promulgated thereunder.

          "CHASE" shall mean The Chase Manhattan Bank
(National Association) and its successors.

          "CLOSING DATE" shall mean the date of the initial
Loans hereunder.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

          "COMMITMENT" shall mean, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.02 hereof).

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

          "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.


          "DISCLOSURE DOCUMENTS" shall mean the Company's annual report on Form 10-K for 1993 and quarterly reports on Form 10-Q for the quarterly periods ended August 31, 1993, November 30, 1993 and February 28, 1994, in each case as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and the audited consolidated financial statements of Rust-Oleum Corporation as of and for the fiscal year ended October 31, 1993 included in the schedules forming part of the Acquisition Documents.


          "DOLLARS" and "$" shall mean lawful money of the United States of America.


          "DOMESTIC RESERVE PERCENTAGE" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the Interest Period for which the Adjusted CD Rate is being determined and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.


          "EBIT" shall mean, for any period, determined on a consolidated basis for the Company and its Subsidiaries, net operating income of the Company and its Subsidiaries (calculated before provision for income taxes, interest expense, extraordinary items and income attributable to equity in affiliates) for such period.


          "ENVIRONMENTAL LAWS" shall mean any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or release of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.


          "ENVIRONMENTAL LIABILITIES" shall mean all liabilities in connection with or relating to the business, assets, presently or previously owned or leased property, activities (including, without limitation, off-site disposal) or operations of the Company and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.


          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.


          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loans, the arithmetic mean, as calculated by the Administrative Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Lenders at approximately 11:00 a.m. London time by the principal London branch of each of the Reference Lenders on the day two Business Days prior to the first day of the Interest Period for such Loans for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and the principal amount of the Eurodollar Loan which shall be made by such Reference Lender and outstanding during such Interest Period. If any Reference Lender is not participating in any Eurodollar Loans during the Interest Period therefor (pursuant to Section 6.04 hereof or for any other reason), the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loan which such Reference Lender would have made had it been participating in such Loans. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 6.02 shall apply.


          "EURODOLLAR LOANS" shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section
1.01.


          "EURODOLLAR RATE" shall mean, for any Eurodollar
Loans, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative
Agent to be equal to (i) the Eurodollar Base Rate for such

Loans for the Interest Period for such Loans divided by
(ii) 1 minus the Eurodollar Reserve Requirement for such
Loans for such Interest Period.


          "EURODOLLAR RESERVE REQUIREMENT" shall mean, for any Eurodollar Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets which include Eurodollar Loans.


          "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 10.01 hereof.


          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.


          "FIXED RATE LOANS" shall mean CD Loans or
Eurodollar Loans or both, as the context may require.


          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United
States consistently applied.


          "GUARANTY" by any Person shall mean any
obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.


          "HAZARDOUS SUBSTANCES" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having constituent elements displaying any of the foregoing characteristics, regulated under Environmental Laws.


          "INDEBTEDNESS" shall mean, as to any Person
(determined without duplication): (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business; (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether or not such obligations are contingent); (iii) Capital Lease Obligations of such Person; (iv) obligations of such Person to redeem or otherwise retire shares of capital stock of such Person; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (vi) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above Guaranteed by such Person.


          "INTEREST EXPENSE" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations and any capitalized interest, and excluding amortization of debt discount and expense.

          "INTEREST PERIOD" shall mean,

          (1) with respect to any Eurodollar Loans, the period commencing on the date such Loans are made or converted from other types of Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second (subject to the availability of deposits of the corresponding maturity to each of the Lenders in the London interbank market), third or sixth calendar month thereafter, as the Company may select as provided in Section
5.05 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and


          (2) with respect to any CD Loans, the period commencing on the date such CD Loans are made or converted from other Types of Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the day 30, 60, 90 or 180 days thereafter, as the Company may select as provided in Section 5.05 hereof.


          Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); and (ii) no Interest Period for any Fixed Rate Loans shall have a duration of less than one month (in the case of Eurodollar Loans) or 30 days (in the case of CD Loans) and, if the Interest Period for any Fixed Rate Loan would otherwise be a shorter period, such Loans shall not be available hereunder.


          "INVESTMENTS" shall have the meaning assigned to such term in Section 9.12 hereof.


          "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LIQUID INVESTMENTS" shall mean (i) certificates of deposit maturing within 90 days of the acquisition thereof denominated in Dollars and issued by (X) a Lender or
(Y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A- or higher by Standard & Poor's Corporation or A-3 or higher by Moody's Investors Service, Inc.; (ii) obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue; and (iii) commercial paper with maturities of not more than 90 days and a published rating of not less than A-1 from Standard & Poor's Corporation or P-1 from Moody's Investors Service, Inc.


          "LOANS" shall mean the loans provided for by
Section 2.01 hereof.


          "MAJORITY LENDERS" shall mean, at any time while no Loans are outstanding, Lenders having at least 66-2/3% of the aggregate amount of the Commitments and, at any time while any Loans are outstanding, Lenders holding at least 66-2/3% of the outstanding aggregate principal amount of the Loans.


          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities
(including, without limitation, tax and ERISA liabilities and Environmental Liabilities), business, operations, capitalization, shareholders' equity, franchises or prospects of the Company and its Subsidiaries, taken as a whole; or (ii) a material adverse effect on the ability of the Company to perform its obligations under the Credit
Agreement or the Notes.


          "MULTIEMPLOYER PLAN" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.


          "NOTES" shall have the meaning assigned to such term in Section 2.06 hereof.


          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERSON" shall mean an individual, a corporation a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.


          "PLAN" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained or contributed to, by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by the Company or any Person which was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group.


          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under this Agreement, a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans and (ii) in the case of any Loan, the rate of interest (if any) otherwise applicable to such Loan.


          "PRICING SCHEDULE" shall mean the Pricing Schedule attached hereto.


          "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate. Each change in the interest rate provided for herein resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.


          "PRINCIPAL OFFICE" shall mean the principal office of Chase, presently located at 1 Chase Manhattan Plaza, New
York, New York 10081.


          "QUARTERLY DATES" shall mean the last Business Day of each March, June, September and December.


          "REFERENCE LENDERS" shall mean each of National
City Bank, The First National Bank of Chicago and Chase.


          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.


          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.


          "RELEASE" shall mean any discharge, emission or release, including a "Release" as defined in CERCLA at 42
U.S.C. Section 9601(22). The term "Released" shall have a corresponding meaning.


          "REVOLVING CREDIT PERIOD" shall mean the period from and including the date hereof to but not including June 28, 1997, or such later date to which the Revolving Credit Period shall have been extended pursuant to Section 2.01(b).


          "SENIOR OFFICER" shall mean the chief executive officer, president, chief financial officer or vice president-finance and treasurer of the Company.


          "SIGNIFICANT SUBSIDIARY" shall mean at any time any Subsidiary of the Company, except Subsidiaries of the Company which, if aggregated and considered as a single Subsidiary at the time of occurrence with respect to such Subsidiaries of any event or condition of the kind described in clause (e), (f) or (g) of Section 10.01, would not meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.


          "SUBSIDIARY" shall mean, with respect to any Person, any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person or by such Person and one or more of the Subsidiaries of such Person.


          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.


          "UNFUNDED LIABILITIES" shall mean, with respect to any Plan, at any time, the amount (if any) by which (i) the value of all benefits liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or any other Person under Title IV of ERISA.


          1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; PROVIDED that if any change in GAAP in itself materially affects the calculation of any financial covenant in Section 9, the Company may by notice to the Administrative Agent, or the Administrative Agent (at the request of the Majority Lenders) may by notice to the Company, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Company, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 9.01 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. To enable the ready determination of compliance with the covenants set forth in
Section 9 hereof, the Company will not change from May 31 in each year the date on which its fiscal year ends, nor from August 31, November 30 and February 28 the dates on which the first three fiscal quarters in each fiscal year end.


          1.03 TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan, a CD
Loan or a Base Rate Loan.


          Section 2.  COMMITMENTS.


          2.01 LOANS. (a) Each Lender severally agrees, on the terms and subject to the conditions of this Agreement, to make Loans from time to time during the Revolving Credit Period to the Company in an aggregate principal amount at any one time outstanding which shall not exceed its Commitment, as reduced from time to time pursuant to Section 2.02 hereof.

          (b) The Revolving Credit Period may be extended, in the manner set forth in this subsection (b), on each of June 28, 1995 and, if (and only if) it has been extended on June 28, 1995, June 28, 1996 (an "Extension Date") for a period of one year after the date on which the Revolving Credit Period would otherwise have expired. If the Company wishes to request an extension of the Revolving Credit Period on an Extension Date, it shall give written notice to that effect to the Administrative Agent not less than 45 nor more than 90 days prior to such Extension Date, whereupon the Administrative Agent shall notify each of the Lenders of such notice. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, within 30 days. If all Lenders respond affirmatively, then, subject to receipt by the Administrative Agent prior to such Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit D hereto duly completed and signed by all of the parties hereto, the Revolving Credit Period shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement.


                        2.02 REDUCTIONS OF COMMITMENTS.


          (a) MANDATORY. The Commitments shall terminate on the last day of the Revolving Credit Period; PROVIDED, that if the Closing Date shall not have occurred by December 31, 1994, the Commitments shall terminate on such date.


          (b) OPTIONAL. The Company shall have the right to terminate or reduce the Commitments at any time or from time to time, provided that: (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 5.05 hereof and
(ii) each partial reduction shall be in an aggregate amount equal to $10,000,000 or any greater multiple of $5,000,000.


          (c) NO REINSTATEMENT.  Commitments once
terminated or reduced may not be reinstated.


          2.03 FEES.


          (a) COMMITMENT FEES. The Company shall pay to the Administrative Agent for the account of each Lender commitment fees on the daily average unused amount of such Lender's Commitment, for the period from the Closing Date to and including the earlier of the date the Commitments are terminated or the last day of the Revolving Credit Period, at a commitment fee rate per annum determined in accordance with the Pricing Schedule. Accrued commitment fees shall be payable on the Quarterly Dates and on the earlier of the date the Commitments are terminated or the last day of the Revolving Credit Period.

          (b) OTHER FEES. The Company shall pay to the Administrative Agent on the Closing Date other fees in the amounts heretofore mutually agreed. The Company shall pay to the Administrative Agent on the Closing Date and on each anniversary thereof, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, an annual administrative agency fee in the amount heretofore mutually agreed.


          2.04 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


          2.05 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.


          2.06 NOTES. The Loans made by each Lender shall be evidenced by a single Note of the Company (each a "Note") in substantially the form of Exhibit A hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to such Lender's Commitment as originally in effect and otherwise duly completed. Each Lender may, by notice to the Company and the Administrative Agent, request that its Loans of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require. Each Lender is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period (if any) for each Loan made by such Lender to the Company hereunder, and the date and amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.


          2.07 USE OF PROCEEDS. The proceeds of the Loans shall be used by the Company to refinance certain existing indebtedness, to finance the consummation of the Acquisition and for working capital and other general corporate purposes. None of such proceeds shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System).


          Section 3.  BORROWINGS, CONVERSIONS AND
PREPAYMENTS.


          3.01 BORROWINGS.  The Company shall give the
Administrative Agent notice of each borrowing to be made hereunder as provided in Section 5.05 hereof. Not later than 11:00 a.m. (or, in the case of Base Rate Loans, 1:00 p.m.) New York time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company maintained with the Administrative Agent at the Principal Office.


          3.02 PREPAYMENTS AND CONVERSIONS. The Company shall have the right to prepay Loans or to convert Loans of one Type into Loans of another Type, at any time or from time to time, provided that: (i) the Company shall give the Administrative Agent notice of each such prepayment or conversion as provided in Section 5.05 hereof, and (ii) except to the extent required pursuant to Section 6.04 hereof, Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans.


          Section 4.  PAYMENTS OF PRINCIPAL AND INTEREST.


          4.01 REPAYMENT OF LOANS. The Loans shall mature on the last day of the Revolving Credit Period.


          4.02 INTEREST. The Company will pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:


          (a) if such Loan is a Base Rate Loan, the Base
     Rate PLUS the Applicable Margin;


          (b) if such Loan is a Eurodollar Loan, the Eurodollar Rate PLUS the Applicable Margin; and

          (c)   if such Loan is a CD Loan, the Adjusted CD
     Rate PLUS the Applicable Margin.


Notwithstanding any of the foregoing, the Company will pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on the principal of any Loan made by such Lender and on any other amount payable by the Company hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.


          Accrued interest on each Loan shall be payable (i) if such Loan is a Base Rate Loan, on each Quarterly Date,
(ii) if such Loan is a Fixed Rate Loan, on the last day of the Interest Period for such Loan (and, if such Interest Period exceeds 90 days' (in the case of a CD Loan) or three months' (in the case of a Eurodollar Loan) duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; PROVIDED that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent or the Majority Lenders. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders and the Company thereof.


          Notwithstanding the foregoing provisions of this
Section 4.02, if at any time the rate of interest set forth above on any Loan of or other obligation payable to any Lender (the "STATED RATE") exceeds the maximum non-usurious interest rate permissible for such Lender to charge commercial borrowers under applicable law (the "MAXIMUM RATE" for such Lender), the rate of interest charged on such Loan of or other obligation payable to such Lender hereunder shall be limited to the Maximum Rate for such Lender.


          If the Stated Rate for any Loan of a Lender that has theretofore been subject to the preceding paragraph at any time is less than the Maximum Rate for such Lender, the principal amount of such Loan shall bear interest at the Maximum Rate for such Lender until the total amount of interest paid to such Lender or accrued on its Loans hereunder equals the amount of interest which would have been paid to such Lender or accrued on such Lender's Loans hereunder if the Stated Rate had at all times been in effect.

          If, upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender's Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender's Loans if the Stated Rate had, at all times, been in effect, then the Company shall, to the extent permitted by applicable law, pay to the Administrative Agent for the account of such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on such Lender's Loans if the Maximum Rate for such Lender had at all times been in effect or (ii) the amount of interest which would have accrued on such Lender's Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to such Lender or accrued on its Loans under this Agreement.

          If any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company.

          Section 5.  PAYMENTS; PRO RATA TREATMENT;
COMPUTATIONS; ETC.

          5.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent at the Principal Office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Lender, as the case may be.
The Company shall, at the time of making each payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion to amounts then due, but subject to the other terms and conditions of this Agreement, including, without limitation,
Section 5.02 hereof). Each payment received by the Administrative Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. If the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.


          5.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the Lenders, and each termination or reduction of the Commitments under
Section 2.02 hereof shall be applied to the Commitments of the Lenders, pro rata according to the Lenders' respective percentages of the Commitments; (b) each payment by the Company of principal of or interest on Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders; and (c) each conversion of Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to
Section 6.04 hereof) shall be made pro rata among the Lenders in accordance with the respective principal amounts of such Loans held by the Lenders.


          5.03 COMPUTATIONS. Interest on Fixed Rate Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days and actual days elapsed (in each case, including the first day but excluding the last day), occurring in the period for which payable.


          5.04 MINIMUM AND MAXIMUM AMOUNTS; TYPES. Each borrowing, conversion and prepayment of principal of Loans shall be in an aggregate principal amount equal to (a) in the case of Eurodollar Loans, $5,000,000 or any larger multiple of $1,000,000, (b) in the case of CD Loans, $10,000,000 or any larger multiple of $1,000,000, and (c) in the case of Base Rate Loans, at least $5,000,000, except that any borrowing may be in the aggregate amount of the unused portion of the Commitments (borrowings, conversions or prepayments of Loans of different Types or, in the case of Fixed Rate Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Notwithstanding anything to the contrary contained in this Agreement there shall not be, at any one time, more than six Interest Periods in effect with respect to Fixed Rate Loans.

                     5.05 CERTAIN NOTICES.  Notices to the
Administrative Agent of terminations or reductions of Commitments, of borrowings, conversions and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon (or, in the case of borrowings or prepayments of Base Rate Loans, 10:30 a.m.) New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:.

                                           Number of
                                           Business
          Notice                           Days Prior
          ------                           ----------
      Termination or
        reduction of Commitments                 3

      Borrowing or
        prepayment of Base Rate
        Loans                                    0


      Borrowing or
       prepayment of, conversion of or into,
       or duration of Interest Period
       for, Fixed Rate Loans                     3

Each notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each notice of borrowing, conversion or prepayment shall specify the amount, and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02 and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Fixed Rate Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that the Company fails to select the duration of any Interest Period for any Fixed Rate Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Fixed Rate Loans) will be automatically converted into Base Rate Loans on the last day of the then current Interest Period for such Loans or (if outstanding as Base Rate Loans) will remain as, or (if not then outstanding) will be made as, Base Rate Loans.

      5.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE
AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on (or, in the case of Base Rate Loans, prior to the time by) which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Company is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date (or at such time) and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent receives such amount at a rate per annum equal to the Federal Funds Rate for such period.

      5.07 SHARING OF PAYMENTS, ETC. The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans to the Company hereunder which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The

Company agrees, to the fullest extent it may effectively do so under applicable law, that any Person purchasing a participation in the Loans made, by another Person, whether or not acquired pursuant to the foregoing arrangements, may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other obligations in the amount of such participation.
Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

          5.08  TAXES.   (a)  Any and all payments by the
Company hereunder shall be made, in accordance with Section 5.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) except as provided in subsection (g) below, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.08), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.


          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Basic Document or other document referred to herein or therein (hereinafter referred to as "OTHER TAXES").

          (c) The Company will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including related penalties, interest and expenses) imposed by any jurisdiction on amounts payable under this Section 5.08 paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. It is understood that Taxes do not include any withholdings or other obligations imposed on a Lender with respect to payments by such Lender to a participant in such Lender's Loans.


          (d) Within 30 days after the date of any payment of Taxes, the Company or a Lender, in the case of any Taxes paid by such Lender, will furnish to the Administrative Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof.


          (e) At the reasonable request of the Company, a Lender or the Administrative Agent shall apply at the Company's expense for a refund in respect of Taxes or Other Taxes previously paid by the Company pursuant to this
Section 5.08 if in the opinion of such Lender or Administrative Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Lenders or the Administrative Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it. If any Lender subsequently receives from a taxing authority a refund of any Tax previously paid by the Company and for which the Company has indemnified the Lender pursuant to this Section 5.08, such Lender shall within 30 days after receipt of such refund, and to the extent permitted by applicable law, pay to the Company the net amount of any such recovery after deducting taxes and expenses attributable thereto.


          (f) Not later than the Closing Date or, in the case of any bank or financial institution that becomes a Lender after the Closing Date pursuant to Section 12.06, the date of the instrument of assignment pursuant to which such bank or financial institution became a Lender, and annually thereafter or at such other times as the Administrative Agent or the Company may request, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Company with duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from

United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Company and the Administrative Agent indicating that all payments to be made to such Lender hereunder are not subject to such taxes (an "EXEMPTION CERTIFICATE"). In the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States, unless the Administrative Agent and the Company have received an Exemption Certificate from such Lender, the Company, or the Administrative Agent if the Company has not withheld, may withhold taxes from such payments at the applicable statutory rate; PROVIDED that if the Company has withheld it shall so notify the Administrative Agent. If the Company is required to pay additional amounts to any Lender pursuant to this Section 5.08, such Lender shall use reasonable efforts to designate a different Applicable Lending Office if such designation will thereafter avoid the need for any additional payments under this Section 5.08 and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A Lender which ceases to be exempt from United States withholding taxes shall notify the Administrative Agent and the Company promptly thereof.


          (g) If a Lender organized under the laws of a jurisdiction outside the United States fails to comply with the provisions of subsection (f) above, then the Company shall not have any obligation to increase the sum payable to such Lender pursuant to Section 5.08(a) or to indemnify such Lender pursuant to Section 5.08(c) for Taxes (including related penalties, interest and expenses) imposed by the United States or any political subdivision thereof.


          Section 6.  YIELD PROTECTION AND ILLEGALITY.

          6.01 ADDITIONAL COSTS.

          (a) The Company shall pay to the Administrative
Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Fixed Rate Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:


         (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than changes which affect taxes measured by or imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or


          (ii) imposes or modifies any reserve, special deposit, insurance assessment or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definitions of "CD Base Rate" or "Eurodollar Base Rate" in Section 1.01 hereof but excluding, with respect to any such Fixed Rate Loan, any such requirements included in the applicable Domestic Reserve Requirement or Eurodollar Reserve Requirement); or


         (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).


Each Lender will notify the Company through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 6.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Administrative Agent) will designate a different Applicable Lending Office for the relevant Type of Fixed Rate Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States of America). Each Lender will furnish the Company with a statement setting forth the basis and amount of each request by such Lender for compensation under this Section 6.01(a). If any Lender requests compensation from the Company under this Section 6.01(a), the Company may, by notice to such Lender through the Administrative Agent, suspend the obligation of such Lender to make additional Fixed Rate Loans of the relevant Type to the Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).


           (b) Without limiting the effect of the foregoing provisions of this Section 6.01, if, by reason of any Regulatory Change, any Lender either (i) incurs Additional
Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on any Type of Fixed
Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Type of Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make Fixed Rate Loans of the relevant Type hereunder shall be suspended until the date such Regulatory
Change ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).


          (c) Determinations and allocations by any Lender for purposes of this Section 6.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be presumed correct absent manifest error.


          (d) Notwithstanding the foregoing, the Company shall not be required to compensate any Lender for any Additional Costs incurred more than one year prior to the date that such Lender notifies the Company thereof, unless such Additional Costs were caused by the retroactive application of a Regulatory Change to a date more than one year prior to the date of such notice.


          6.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, with respect to any Fixed Rate Loans:


          (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "CD Base Rate" or "Eurodollar Base Rate", as the case may be, in Section 1.01 hereof are not being provided by the Reference Lenders in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or


          (b) the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "CD Base Rate" or "Eurodollar Base Rate", as the case may be, in
     Section 1.01 hereof upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor;


then the Administrative Agent shall promptly notify the Company and each Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Fixed Rate Loans of the relevant Type or to convert Base Rate Loans into Fixed Rate Loans of the relevant Type and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding
Fixed Rate Loans of the relevant Type, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with Section 3.02 hereof.


          6.03 ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Fixed Rate Loans of any Type hereunder, or (b) maintain Fixed Rate Loans of any Type hereunder, then such Lender shall promptly notify the Company thereof through the Administrative Agent and such Lender's obligation to make Fixed Rate Loans of such Type hereunder shall be suspended until such time as such Lender may again make and maintain Fixed Rate Loans of such Type (in which case the provisions of Section 6.04 hereof shall be applicable).


          6.04 SUBSTITUTE BASE RATE LOANS. If the obligation of any Lender to make Fixed Rate Loans of any Type shall be suspended pursuant to Section 6.01, 6.02 or
6.03 hereof, all Loans which would otherwise be made by such Lender as Fixed Rate Loans of such Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 6.01(b) or 6.03 hereof has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, each Fixed Rate Loan of such Type of such Lender then outstanding shall be automatically converted into a Base Rate Loan on the date specified by such Lender in such notice) and, to the extent that Fixed Rate Loans of such Type are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Fixed Rate Loans of such Type shall be applied instead to such Base Rate Loans.


          6.05 COMPENSATION. The Company shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

          (a) any payment, prepayment or conversion of a Fixed Rate Loan made by such Lender on a date other than the last day of an Interest Period for such Loan;
     or


          (b) any failure by the Company to borrow a Fixed
     Rate Loan to be made by such Lender on the date for such borrowing specified in the relevant notice of borrowing under Section 5.05 hereof.


          Notwithstanding the foregoing, the Company shall not be required to compensate any Lender for any such loss, cost or expense incurred more than one year prior to the date that such Lender notifies the Company thereof.


          6.06 CAPITAL ADEQUACY. If any Lender shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a "PARENT") as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be presumed correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.


          6.07 SUBSTITUTION OF LENDER.   If (i) the Company
is required to withhold with respect to any Lender pursuant to Section 5.08, (ii) any Lender has demanded compensation under Section 6.01(a) or Section 6.06 or (iii) the obligation of any Lender to make Fixed Rate Loans has been suspended pursuant to Section 6.01(b)(ii) or Section 6.03, and so long as no Default shall have occurred and be continuing, the Company shall have the right to request one or more substitute banks, financial institutions or funds

(which may be one or more of the Lenders) reasonably satisfactory to the Administrative Agent to purchase such Lender's Note and assume such Lender's Commitment hereunder by paying to such Lender an amount equal to all of the obligations of the Company to such Lender hereunder including, without limitation, principal and accrued interest and fees. Any costs or expenses incurred by the Administrative Agent in connection with assisting the Company pursuant hereto shall be paid upon demand by the Company. The Administrative Agent shall respond promptly to any request by the Company for its consent to a substitute for a Lender.


          Section 7.  CONDITIONS PRECEDENT.


          7.01 INITIAL LOANS.  The obligation of each
Lender to make the initial Loans to be made by it hereunder is subject to the following conditions precedent, each of which shall have been fulfilled to the satisfaction of the Administrative Agent:


          (a) CORPORATE ACTION. The Administrative Agent shall have received certified copies of the articles of incorporation and Code of Regulations of the Company and of all corporate action taken by the Company authorizing the execution, delivery and performance of this Agreement and the Notes (including, without limitation, a certificate of the Company setting forth the resolutions authorizing the transactions contemplated thereby).


          (b) INCUMBENCY. The Company shall have delivered to the Administrative Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf this Agreement and the Notes and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Notes. The Administrative Agent and each Lender may conclusively rely on such certificates until it receives notice in writing from the Company to the contrary.


          (c) NOTES. The Administrative Agent shall have received a Note for each Lender, duly completed and executed.


          (d) ACQUISITION. All of the conditions to the consummation of the Acquisition (other than the initial borrowing hereunder) shall have been duly satisfied in accordance with the Acquisition Documents (subject to waivers and other modifications thereof which, in the aggregate, are not material), and the Administrative Agent shall have received (or arrangements satisfactory to the Administrative Agent shall have been made for it to receive) a copy of each Acquisition Document (including, without limitation, each certificate, opinion of counsel or other material writing delivered in connection with the consummation of the Acquisition) and a certificate of the Company to the effect set forth in the first clause of this Section 7.01(d).


          (e) FEES AND EXPENSES. The Company shall have paid to the Administrative Agent for its account fees in the amount previously agreed upon between the Company and the Administrative Agent.


          (f) OPINION OF COUNSEL TO THE COMPANY.  The
     Administrative Agent shall have received an opinion of Calfee, Halter & Griswold, counsel to the Company, and the General Counsel of the Company, substantially in the form of Exhibit B-1 and B-2 hereto, respectively.


          (g) OPINION OF SPECIAL COUNSEL TO THE
     ADMINISTRATIVE AGENT. The Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel to the Administrative Agent, substantially in the form of Exhibit C hereto.


          (h) COUNTERPARTS. The Administrative Agent shall have received counterparts of this Agreement executed and delivered by or on behalf of each of the parties hereto (or, in the case of any Lender as to which the Administrative Agent shall not have received such a counterpart, the Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by such Lender of a counterpart hereof).


          (i) EXISTING CREDIT AGREEMENT.  The
     Administrative Agent shall have received evidence that, after giving effect to the application of the proceeds of the initial Loans to be made hereunder, all amounts outstanding under the $55,000,000 Credit Agreement dated October 20, 1993 between the Company and National City Bank shall have been paid in full and all commitments thereunder shall have been terminated.


          (j) OTHER DOCUMENTS. The Administrative Agent shall have received such other documents relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.


          7.02 INITIAL AND SUBSEQUENT LOANS.  The
obligation of each Lender to make any Loan to be made by it hereunder is subject to the conditions precedent that, as of the date of such Loan, and before and after giving effect thereto:

          (a) no Default shall have occurred and be continuing; and

          (b) the representations and warranties made by the Company in this Agreement shall be true on and as of the date of the making of such Loan, with the same force and effect as if made on and as of such date.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and as of the date of such borrowing).

          Section 8.  REPRESENTATIONS AND WARRANTIES.  The
Company represents and warrants to the Lenders and the Administrative Agent as follows (including, in the case of any representation or warranty made as of the Closing Date, both before and immediately after giving effect to the Acquisition):

          8.01 CORPORATE EXISTENCE. Each of the Company and its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except in the case of such licenses, authorizations, consents and approvals, where the failure to obtain them would not have a Material Adverse Effect; and
(c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.


          8.02  INFORMATION.   (a)  All information
heretofore furnished by the Company to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby did not as of the date thereof and will not as of the Closing Date contain any untrue statement of a material fact or assumption or omit to state a material fact or assumption necessary in order to make the statements contained therein not misleading; PROVIDED that (i) the Company makes no representation as to any materials prepared by or on behalf of Rust-Oleum Corporation in connection with the offer for sale of Rust-Oleum Corporation and (ii) although the management of the Company believes that the projections presented in the pro forma consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1995 are reasonable, they were not prepared in accordance with GAAP and the Company makes no representation as to their attainability.


          (b) Without limiting the generality of
paragraph (a):


          (i) The audited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1993 and the audited consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended May 31, 1993 (collectively, the "FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles consistently applied. The Financial Statements fairly present the financial position of the Company and its Subsidiaries as of May 31, 1993 and the results of their operations and their cash flows for the fiscal year ended May 31, 1993 in conformity with generally accepted accounting principles.


          (ii) The unaudited consolidated balance sheet of the Company and its Subsidiaries as of February 28, 1994 and the unaudited consolidated statements of income, shareholders' equity and cash flows for the nine months then ended have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of the Company and its Subsidiaries as of February 28, 1994 and the results of their operations and their cash flows for the nine months then ended in conformity with generally accepted accounting principles (subject to normal year-end adjustments).


          (iii) The Company and its Subsidiaries did not on the date of the balance sheet referred to in clause
     (ii) above, and will not on the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet.


          (c) The Company has disclosed to the Lenders in writing any and all facts (other than general economic and industry conditions) which have or may have a Material
Adverse Effect.


          (d) Since February 28, 1994 no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

          8.03 LITIGATION. Except as disclosed in the Disclosure Documents, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which in any manner draw into question the validity of the Credit Agreement or the Notes. The disclosure of litigation to the Lenders pursuant to this Section does not necessarily mean that such litigation is of the type described in this Section or that the Company believes that such litigation has any merit whatsoever.


          8.04 NO BREACH. None of the execution and delivery of the Basic Documents, the consummation of the Acquisition or the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the articles of incorporation or Codes of Regulation or comparable instruments of the Company or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any Basic Document or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.


          8.05 CORPORATE ACTION. Each of the Company and RPM of Illinois, Inc. has all necessary corporate power and authority to consummate the Acquisition and to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the consummation of the Acquisition and the execution, delivery and performance by the Company and RPM of Illinois, Inc. of the Basic Documents to which they are parties have been duly authorized by all necessary corporate action; and this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and, on the Closing Date, each of the other Basic Documents to which the Company or RPM of Illinois, Inc. is to be a party will constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          8.06 APPROVALS. Each of the Company and its Subsidiaries has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency and any third party necessary for the consummation of the Acquisition and the execution, delivery or performance by it of any Basic Document to which it is a party, or for the validity or enforceability thereof.


          8.07 REGULATIONS U AND X. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock.


          8.08 ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No such Person has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA).


          8.09 TAXES. Each of the Company and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 9.02 hereof. There are no material tax disputes or contests pending as of the Closing Date. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.


          8.10 SUBSIDIARIES. Schedule I hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company and of all Investments held by the Company or any of its Subsidiaries in any material joint venture or other similar Person. The Company owns, free and clear of Liens, all outstanding shares of its

Subsidiaries and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective
Subsidiary of the Company) also owns, free and clear of Liens, all such Investments.


          8.11 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.


          8.12 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


          8.13 OWNERSHIP AND USE OF PROPERTIES. Each of the Company and its Subsidiaries will have on the Closing Date and at all times thereafter, legal title or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which is material to the operation of its business as proposed to be conducted.


          8.14 ENVIRONMENTAL MATTERS. Except as disclosed in the Disclosure Documents, neither the Company nor any of its Subsidiaries has (i) failed to obtain any permits, certificates, licenses, approvals, registrations and other authorizations which are required under any applicable Environmental Law where failure to have any such permit, certificate, license, approval, registration or authorization would have a Material Adverse Effect; (ii) failed to comply with the terms and conditions of all such permits, certificates, licenses, approvals, registrations and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any notice or demand letter from any regulatory authority issued, entered, promulgated or approved thereunder where failure to comply would have a Material Adverse Effect; or
(iii) failed to conduct its business so as to comply in all respects with applicable Environmental Laws where failure to so comply would have a Material Adverse Effect. The disclosure of any failure or alleged failure to the Lenders pursuant to this Section does not necessarily mean that such failure is of the type described in this Section or that any such allegation has any merit whatsoever.

          Section 9. COVENANTS. The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, unless the Majority Lenders shall agree otherwise as contemplated by Section
12.05 hereof:


          9.01 INFORMATION. The Company shall deliver to each of the Lenders:


          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of Ciulla Stephens & Co. or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year, and a standard letter from such accountants stating that, in performing the auditing procedures necessary for their above-described opinion (but without any special or additional procedures for that purpose), nothing came to their attention that caused them to believe, except as specifically stated, that the Company was not in compliance with any of the terms, covenants, provisions or conditions of this Agreement;


          (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company other than the last fiscal quarter in each fiscal year, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, accompanied, in each case, by a certificate of a Senior Officer, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company in accordance with GAAP (except for footnotes of the type required by the Securities and Exchange Commission to be included in quarterly reports on Form 10-Q), consistently applied, as at the end of, and for, such period
(subject to normal year-end audit adjustments);


      (c) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;


      (d) promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports which the Company shall have filed with the Securities and Exchange Commission;


      (e) if and when the Company or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Senior
Officer setting forth details as to such occurrence and action, if any, which the Company or member of the Controlled Group is required or proposes to take;


      (f) promptly after management of the Company knows that any Default has occurred and is continuing, a notice of such Default, describing the same in reasonable detail; and


      (g) from time to time such other information regarding the financial condition, operations, prospects or business of the Company as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.


The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Senior Officer (i) to the effect that, to the best of his knowledge after due inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine whether it was in compliance with Sections 9.08 to 9.12, inclusive, and 9.16 hereof as of the end of the respective fiscal quarter or fiscal year.


          9.02 TAXES AND CLAIMS. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Company or such Subsidiary, PROVIDED that neither the Company nor such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto and if such contest, proceedings and reserves have been described in a certificate of a Senior Officer delivered to the Lenders.


          9.03 INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by companies of established repute engaged in the same or similar businesses, owning similar properties, and located in the same general areas as the Company and its Subsidiaries.


          9.04 MAINTENANCE OF EXISTENCE; CONDUCT OF
BUSINESS. The Company will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner; PROVIDED that nothing herein shall prevent (i) the merger and dissolution of any Subsidiary of the Company into the Company so long as the Company is the surviving corporation, (ii) the merger of any Subsidiary of the Company into any other Subsidiary of the Company, or (iii) the sale of any Subsidiary of the Company other than the following Subsidiaries and their successors: Day-Glo Color

Corp., an Ohio corporation, Kop-Coat, Inc., an Ohio corporation, Mameco International, Inc., an Ohio corporation, Carboline Company, a Delaware corporation, William Zinsser and Co., Incorporated, a New Jersey corporation, and Rust-Oleum Corporation, an Illinois corporation.


          9.05 MAINTENANCE OF AND ACCESS TO PROPERTIES.
The Company will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition (having regard to the condition of such properties at the time such properties were acquired by the Company or such Subsidiary), ordinary wear and tear excepted, and proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business activities, and will permit representatives of the Lenders to inspect such properties and, upon reasonable notice and at reasonable times, to examine and make extracts and copies from the books and records of the Company and any such Subsidiary.


          9.06 COMPLIANCE WITH APPLICABLE LAWS.  The
Company will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, all Environmental Laws), a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.


          9.07 LITIGATION. The Company will promptly give to the Administrative Agent (which shall promptly notify each Lender) notice in writing of all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.


          9.08 LEVERAGE RATIO. The Company will not permit Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, on any date to exceed 60% of the sum of such Indebtedness and consolidated shareholders' equity of the Company and its Subsidiaries on such date.


          9.09 INTEREST COVERAGE RATIO. The Company will not permit the ratio, calculated as at the end of each fiscal quarter ending after the Closing Date for the four fiscal quarters then ended, of EBIT for such period to Interest Expense for such period to be less than 3:1.

          9.10 MERGERS, ASSET DISPOSITIONS, ETC. The
Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, in one transaction or a series of related transactions, all or substantially all of its business or assets; PROVIDED that the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.


          9.11 LIENS. The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except:


          (i) Liens existing on the Closing Date and securing Indebtedness in an aggregate principal amount not exceeding $4,000,000;


          (ii) Liens existing on other assets at the date of acquisition thereof or which attach to such assets concurrently with or within 90 days after the acquisition thereof, securing Indebtedness incurred to finance the acquisition thereof in an aggregate principal amount at any time outstanding not exceeding
     $10,000,000;


          (iii) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of the Company or is merged or consolidated with or into the Company or one of its Subsidiaries and not created in contemplation of such event;


          (iv) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 9.11, PROVIDED that such Indebtedness is not increased and is not secured by any additional assets;


          (v) other Liens arising in the ordinary course of the business of the Company or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, do not secure any obligation in an amount exceeding
     $10,000,000 and do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and


          (vi) Liens not otherwise permitted by the foregoing clauses of this Section 9.11 securing

     Indebtedness in an aggregate principal or face amount at any date not to exceed $10,000,000.


          9.12 INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person (all such transactions being herein called "INVESTMENTS"), except: (i) operating deposit accounts; (ii) Liquid Investments; (iii) subject to Section
9.13 hereof, Investments in accounts and notes receivable acquired in the ordinary course of business as presently conducted; (iv) Investments existing on the Closing Date in Subsidiaries, and Investments after the Closing Date by First Colonial Insurance Company, a wholly-owned Subsidiary of the Company, in the ordinary course of its business; (v) Investments not otherwise permitted by the foregoing clauses of this Section 9.12 in Subsidiaries of the Company and in Persons which become Subsidiaries of the Company as the result of such Investments; (vi) Investments not otherwise permitted by the foregoing clauses of this Section 9.12 in joint ventures in an aggregate amount not to exceed
$25,000,000; and (vii)   Investments not otherwise permitted
by the foregoing clauses of this Section 9.12 in an aggregate amount not to exceed $5,000,000.


          9.13 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) make any Investment in an Affiliate of the Company (other than a Subsidiary of the Company);
(ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate of the Company (other than a Subsidiary of the Company); (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate of the Company (other than a Subsidiary of the Company); or
(iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Company (including, without limitation, Guaranties and assumptions of obligations of an Affiliate of the Company); PROVIDED that (a) any Affiliate of the Company who is an individual may serve as a director, officer or employee of the Company and receive reasonable compensation or indemnification in connection with his or her services in such capacity; and
(b) any transaction entered into by the Company or a Subsidiary of the Company with an Affiliate of the Company which is not a Subsidiary of the Company providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business must be for a monetary or business consideration which would be substantially as advantageous to the Company or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Company.


          9.14   LINES OF BUSINESS.  The Company and its
Subsidiaries, taken as a whole, shall not engage to any substantial extent in any line or lines of business activity other than present or related product lines.


          9.15 ENVIRONMENTAL MATTERS. The Company will promptly give to the Lenders notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or Environmental Liability at, upon, under or within any property now or previously owned, leased, operated or used by the Company or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Company, any Subsidiary on or in connection with such property or any part thereof (including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the Release of a reportable quantity under any applicable Environmental Law or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and
(iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.


          9.16. LEASE PAYMENTS. Neither the Company nor any of its Subsidiaries will incur or assume (whether pursuant to a Guaranty or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as in effect on the date hereof) if (i) such lease is of an asset previously owned by the Company or any of its Subsidiaries and (ii) after giving effect thereto, the aggregate amount of minimum lease payments that the Company and its Subsidiaries have so incurred or assumed (excluding payments in respect of a lease (whether now or hereafter existing) of Rust-Oleum Corporation's corporate headquarters located in Vernon Hills, Illinois) will exceed, on a consolidated basis, $5,000,000 for any calendar year under all such leases.

          Section 10.  DEFAULTS.


          10.01 EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:


          (a) default in the payment of (i) any principal of any Loan when due or of (ii) any interest on any Loan or other amount payable hereunder within five
     Business Days after the due date thereof; or


          (b) the Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on Indebtedness having an aggregate outstanding principal amount of at least $20,000,000 (other than the Loans); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof; or


          (c) any representation or warranty made or deemed made by the Company or any Subsidiary in any Basic
     Document or in any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or


          (d) (i) the Company shall default in the performance of any of its obligations under Section
     2.07 or Sections 9.08 through 9.13 and 9.16 hereof; or
     (ii) the Company or any Subsidiary shall default in the performance of any of its other obligations in any Basic Document, and such default described in this subclause (ii) shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or


          (e) the Company or any of its Significant
     Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or


          (f) the Company or any of its Significant
     Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,

        (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing; or


        (g) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Significant Subsidiaries in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 days; or an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

        (h) a final judgment or judgments for the payment of money shall be rendered by a court or courts against the Company or any of its Subsidiaries in excess of $25,000,000 in the aggregate (excluding any amount of such judgment as to which an Acceptable Insurer has acknowledged liability), and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 10 days from the date of entry thereof, or the Company or such Subsidiary shall not, within said period of 10 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

        (i) the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 for which it shall have become liable under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $20,000,000 shall be filed under Title IV of ERISA by the Company or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $20,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate
      Unfunded Liabilities in excess of $20,000,000 must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
      Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Company or one or more members of the Controlled Group to incur a current payment obligation in excess of $20,000,000;
      or


          (j) (i) as a result of one or more transactions after the date of this Agreement, any "person" or "group" of persons shall have "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of 20% or more of the outstanding common stock of the Company; or
      (ii) without limiting the generality of the foregoing, during any period of 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company;


THEREUPON: the Administrative Agent may (and, if directed by the Majority Lenders, shall) by notice to the Company
(a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued interest on the Loans and commitment fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without other notice, presentment, demand, protest or other formalities of any kind (all of which are hereby expressly waived by the Company); PROVIDED that in the case of the occurrence of an Event of Default with respect to the Company referred to in clause (f) or (g) of this Section 10.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans and commitment fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Each Lender hereby agrees that, unless so requested by the Administrative Agent with the consent of the Majority Lenders, it shall not take or cause to be taken any action to declare the Commitments terminated or to declare payable or collect the amounts referred to above that is independent from any action taken or to be taken by the Administrative Agent, unless such action is taken in connection with an Event of Default described in clause (a),
(e), (f) or (g) of this Section 10.01.


                     Section 11.  THE ADMINISTRATIVE AGENT.


          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Notes with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this Section 11 shall include reference to its affiliates and its and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the Notes, and shall not by reason of this Agreement or any Note be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the Notes, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any the Notes, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other document referred to or provided for herein or therein or for any failure by the Company or any of its Subsidiaries or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any Note except to the extent requested by the Majority Lenders, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any Note or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.


          11.02 RELIANCE BY ADMINISTRATIVE AGENT.  The
Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the Notes, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.


           11.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or commitment fees) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.


           11.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, Chase in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Affiliates) as if it were not acting as the Administrative Agent and the Administrative Agent may accept fees and other consideration from the Company (in addition to the agency fees and arrangement fees heretofore agreed to between the Company, the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

           11.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof, but without limiting the obligations of the Company under said Sections
12.03 and 12.04), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Sections 12.03 and 12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.


           11.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or its Note or Notes. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company or any other Person of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Notes, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any other Person (or any of their affiliates) which may come into the possession of the Administrative Agent.

           11.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder and under any Note, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.


           11.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Company. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent (the "NOTICE DATE"), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Company. Any successor Administrative Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 40 days after the Notice Date, a bank which has an office in New York, New York with a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


           11.09 CO-AGENTS.  Neither National City Bank nor
The First National Bank of Chicago shall have any responsibility, obligation or liability under this Agreement in its capacity as a Co-Agent.

           Section 12.  MISCELLANEOUS.


           12.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement and the Notes are cumulative and not exclusive of any remedies provided by law.


           12.02 NOTICES.  All notices and other
communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company and the Administrative Agent given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.


           12.03 EXPENSES, ETC. If an Event of Default occurs, the Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for paying all costs and expenses of each of the Lenders and the Administrative
Agent (including counsels' fees) incurred as a result of such Event of Default and collection, enforcement, bankruptcy, insolvency and other proceedings resulting therefrom.


           12.04 INDEMNIFICATION. The Company shall indemnify the Administrative Agent, the Lenders and each affiliate thereof and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Company of the proceeds of any extension of credit by any Lender hereunder or breach by the Company of this Agreement or any other Basic Document, (ii) any Environmental Liabilities or
(iii) any investigation, litigation or other proceeding

(including any threatened investigation or proceeding) relating to the foregoing, whether or not the indemnified Person is a party thereto, and the Company shall reimburse the Administrative Agent and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees and fees of engineers, environmental consultants and similar technical personnel) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.


           12.05 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase any Commitment of any of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest on, any Loan, or any fees hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, any Loan, or any fee hereunder pursuant to Sections 2.03, 4.01 or 4.02 hereof; (iv) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; or (v) change any provision contained in Sections 2.07, 6, 12.03 or 12.04 hereof or this Section
12.05 or Section 12.08 hereof. Notwithstanding anything in this Section 12.05 to the contrary, no amendment, waiver or consent shall be made with respect to Section 11 without the consent of the Administrative Agent.


           12.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Company may not assign its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders. Each Lender may assign any Loan or Loans or all or any part of its Commitment (i) to any affiliate thereof, (ii) to any other Lender, or (iii) with the consent of the Company and the Administrative Agent, which consents shall not be unreasonably withheld, to any other bank or financial institution or fund; PROVIDED that (x) any assignment shall not be less than $10,000,000 or, if less, shall constitute an assignment of all of such Lender's Commitment and Loans and (y) the Company shall be deemed to be reasonable in withholding consent if the assignee is not exempt from United States withholding taxes. Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and such assignee and delivery to the Administrative Agent and the Company of an executed copy of such instrument together with payment by such assignee to the Administrative Agent of a processing fee of $2,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Upon the consummation of such assignment, the Company shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If such assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the effectiveness of the applicable instrument of assumption, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 5.08(f). Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Loan or Loans made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (except as provided in the next succeeding sentence hereof), or in the case of a Loan, such Lender's Note (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement shall not give the participant the right to consent to any modification, amendment or waiver other than one described in clause (i), (ii) or (iii) of Section 12.05 hereof). The Company agrees that each participant shall be entitled to the benefits of Sections 5.07 and 6 with respect to its participation; PROVIDED that no participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 12.07 hereof. The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Lender as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment or other transfer shall have been received by them from such Lender.
Notwithstanding anything to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.


           12.07 CONFIDENTIALITY. Each Lender agrees to exercise all reasonable efforts to keep confidential any information delivered or made available by the Company to it prior to the end of the term of this Agreement which is clearly indicated to be confidential information; PROVIDED that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to its officers, directors, employees, affiliates, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) which has been publicly disclosed, (vi) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, the Company or their respective affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Lender's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07.


           12.08 SURVIVAL. The obligations of the Company under Sections 5.08, 6.01, 6.05, 12.03 and 12.04 hereof and the obligations of the Lenders under Sections 11.05 and
12.07 shall survive the repayment of the Loans and the termination of the Commitments.


           12.09 CAPTIONS. The table of contents and the captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.


           12.10 COUNTERPARTS; INTEGRATION. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof (except to the extent specific reference is made to any such agreement in Section 2.03 hereof).


           12.11 GOVERNING LAW; SUBMISSION TO JURISDICTION;
WAIVER OF JURY TRIAL.   THIS AGREEMENT AND THE NOTES SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT
COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF
ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE
LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING
TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                   RPM, INC.



                                   By /S/ Frank C. Sullivan
                                     ----------------------------
                                     Title: Vice President -
                                     Chief Financial Officer

                                   Address for Notices:

                                   2628 Pearl Road
                                   P.O. Box 777
                                   Medina, Ohio 44258
                                   Attention:  Frank C. Sullivan,
                                               Vice President -
                                               Chief Financial Officer

                                   Telephone Number:  216-273-5090 or
                                                      216-273-8808
                                   Telecopy Number:  216-225-8743

Commitment:                  THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)
$50,000,000

                             By /S/ Lawrence Shields
                                ---------------------------
                                Title: Managing Director

                             Address for Notices:

                             The Chase Manhattan Bank
                               (National Association)
                             1 Chase Manhattan Plaza
                             New York, New York 10081
                             Attention:  Lawrence Shields

                             Telecopy Number:  (212) 552-7175

                             Lending Offices for
                               all Loans:

                             The Chase Manhattan Bank
                               (National Association)
                             4 Metrotech Center
                             Brooklyn, New York 11245
                             Attention:  New York Agency

                             Telex Number: 6720516 CMB NYA UW
                                           62910 CMB UW
                             Telecopy Number: (718) 242-6411

Commitment:                  NATIONAL CITY BANK

$45,000,000

                             By /S/ Thomas R. Poe
                               --------------------------
                               Title: Vice President

                             Address for Notices:

                             National City Bank
                             P.O. Box 5756
                             Cleveland, Ohio 44101
                             LOC #2104
                             Attention:  Thomas R. Poe

                             Telecopy Number:  (216) 575-9396


                             Lending Offices for
                               all Loans:

                             National City Bank
                             P.O. Box 5756
                             Cleveland, Ohio 44101
                             LOC #2104
                             Attention:  Connie Djukic

Commitment:                  THE FIRST NATIONAL BANK OF CHICAGO

$45,000,000

                             By /S/ Marguerite Canestraro
                               ----------------------------------
                               Title: Vice President

                             Address for Notices:

                             The First National Bank of Chicago
                             1301 East Ninth Street, Suite 2150
                             Cleveland, Ohio 44114-1824
                             Attention:  Marguerite Canestraro

                             Telecopy Number:  (216) 574-9278


                             Lending Office for
                               all Loans:

                             The First National Bank of Chicago
                             One First National Plaza
                             Suite 0634
                             Chicago, Illinois 60670
                             Attention:  Ernest Misiora

                             Telecopy Number:  (312) 732-4840

Commitment:                  CREDIT LYONNAIS CHICAGO BRANCH

$35,000,000

                             By /S/
                               ------------------------------
                                Title: Vice President


                             CREDIT LYONNAIS CAYMAN
                                ISLAND BRANCH


                             By /S/
                               ------------------------------
                               Title: Authorized Signature

                             Address for Notices:

                             Credit Lyonnais Chicago Branch
                             227 W. Monroe Street - Suite 3800
                             Chicago, Illinois 60606
                             Attention:  Brian Jackson/
                                         Mary Ann Klemm

                             Telecopy Number:  (312) 641-0527


                             Lending Office for all Loans
                                other than Eurodollar Loans:

                             Credit Lyonnais Chicago Branch
                             227 W. Monroe Street - Suite 3800
                             Chicago, Illinois 60606
                             Attention:  Rosette Liptak

                             Telecopy Number:  (312) 641-5834


                             Lending Office for
                                 all Loans:

                             Credit Lyonnais Cayman
                                Island Branch
                             c/o Credit Lyonnais Chicago Branch
                             227 W. Monroe Street - Suite 3800
                             Chicago, Illinois 60606
                             Attention:  Rosette Liptak

                             Telecopy Number:  (312) 641-5834

Commitment:                  HARRIS TRUST AND SAVINGS BANK

$25,000,000

                             By /S/ Lori L. Reilly
                               ---------------------------------
                                Title: Vice President

                             Address for Notices:

                             Harris Trust and Savings Bank
                             111 West Monroe Street
                             P.O. Box 755
                             Chicago, Illinois 60690-0755
                             Attention:  Lori Reilly

                             Telecopy Number:  (312) 461-2591


                             Lending Office for
                               all Loans:

                             Harris Trust and Savings Bank
                             111 West Monroe Street
                             P.O. Box 755
                             Chicago, Illinois 60690-0755
                             Attention:  Arlett Hall

                             Telecopy Number:  (312) 461-2591

Commitment:                  PNC BANK  NATIONAL ASSOCIATION

$25,000,000

                             By /S/ Julianne S. McKinzie
                               ------------------------------
                               Title: Vice President

                             Address for Notices:

                             PNC Bank, National Association
                             1375 E. 9th Street, #1250
                             Cleveland, Ohio 44114
                             Attention:  Julianne S. McKinzie

                             Telecopy Number:  (216) 348-8594


                             Lending Office for
                               all Loans:

                             PNC Bank, National Association
                             1375 E. 9th Street, #1250
                             Cleveland, Ohio 44114
                             Attention:  Ludmila Timko

                             Telecopy Number:  (216) 348-8594

Commitment:                  SOCIETY NATIONAL BANK

$25,000,000

                             By /S/
                               -------------------------------
                                Title: Jr. Vice President

                             Address for Notices:

                             Society National Bank
                             127  Public Square
                             Cleveland, Ohio 44113
                             Attention:  Helen France

                             Telecopy Number:  (216) 689-4981

                             Lending Office for
                                 all Loans:

                             Society National Bank
                             127 Public Square
                             Cleveland, Ohio  44113
                             Attention:  Helen France

                             Telecopy Number:  (216)  689-4981

Commitment:                  THE BOATMEN'S NATIONAL BANK
                                OF ST. LOUIS
$25,000,000

                              By /S/ Jay H. Nilson
                                ----------------------------
                                 Title: Vice President

                             Address for Notices:

                             The Boatmen's National Bank
                                of St. Louis
                             800 Market Street
                             P.O. Box 236
                             St. Louis, Missouri 63166-0236
                             Attention:  Jay H. Nilson

                             Telecopy Number:  (314) 466-6499


                             Lending Office for
                               all Loans:

                             The Boatmen's National Bank
                                of St. Louis
                             800 Market Street
                             P.O. Box 236
                             St. Louis, Missouri 63166-0236
                             Attention:  Wanda Bailey

                             Telecopy Number:  (314) 466-6499




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
Commitment:                           WACHOVIA BANK OF GEORGIA, N.A.

$ 25,000,000
                                      By /S/ Terry L. Akins
                                        -------------------------------
                                         Title: Senior Vice President

                                      Address for Notices:


                                      Wachovia Bank of Georgia, N.A
                                      191 Peachtree Street, 28th Floor
                                      Atlanta, Georgia  30303
                                      Attention:  Katherine Glista

                                      Telecopy Number:  (404) 332-6898

                                      Lending Office for
                                          all Loans:

                                      Wachovia Bank of Georgia, N.A.
                                      191 Peachtree Street, 28th Floor
                                      Atlanta, Georgia  30303
                                      Attention:  Heidi McLaughlin

                                      Telecopy Number:  (404)  332-1118


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
TOTAL COMMITMENTS

$ 300,000,000
                               THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION)
                                as Administrative Agent

                               By: /S/ Lawrence Shields
                                  -----------------------------
                                  Title: Managing Director

                               Address for Notices:

                               The Chase Manhattan Bank
                                 (National Association)
                               4 Metrotech Center, 13th Floor
                               Brooklyn, New York  11245
                               Attention:  New York Agency

                               Telex Number: 6720516 CMB NYA UW
                                               62910 CMB UW
                               Telecopy Number: (718)  242-6411

                               Copy to:

                               The Chase Manhattan Bank
                                (National Association)
                               1 Chase Manhattan Plaza
                               New York, New York  10081
                               Attention:  Lawrence Shields

                               Telecopy Number:  (212) 552-7175


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